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                                    EXHIBIT C

                             JOINT FILING AGREEMENT

    The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Protein Design Labs, Inc., dated as of March 6, 1998 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Dated: March 6, 1998         SOROS FUND MANAGEMENT LLC


                             By: /s/  Michael C. Neus
                                -------------------------------
                                  Michael C. Neus
                                  Assistant General Counsel


Dated: March 6, 1998         GEORGE SOROS


                             By: /s/  Michael C. Neus
                                -------------------------------
                                  Michael C. Neus
                                  Attorney-in-Fact


Dated: March 6, 1998         STANLEY F. DRUCKENMILLER


                             By: /s/  Michael C. Neus
                                -------------------------------
                                  Michael C. Neus
                                  Attorney-in-Fact


Dated: March 6, 1998         DUQUESNE CAPITAL MANAGEMENT, L.L.C.


                             By: /s/  Gerald Kerner
                                -------------------------------
                                  Gerald Kerner
                                  Managing Director